EXHIBIT 10.114

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of April 18, 2016 (the “Effective Date”), is made by and among FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (hereinafter referred to as the “Parent”), RIVERSIDE FUELCELL, LLC, a Delaware limited liability company having its principal office located at 3 Great Pasture Road, Danbury, Connecticut 06810 (“Riverside Co-Borrower”), and NRG ENERGY, INC., a Delaware corporation having an office address located at 211 Carnegie Center, Princeton, New Jersey 08540, its permitted successors and/or assigns (hereinafter referred to as the “Lender”).  Each capitalized term used and not otherwise defined herein shall have the meaning assigned thereto in Article I of the Loan Agreement (as defined below).

WHEREAS, Parent and Lender entered into that certain Loan Agreement dated as of July 30, 2014 (the “Loan Agreement”), pursuant to which the Lender agreed to make certain Project Debt available to Co-Borrowers pursuant to the terms thereof; and

WHEREAS, pursuant to that certain Joinder Agreement dated January 29, 2016 by and between Lender and Riverside Co-Borrower, Riverside Co-Borrower became a party to the Loan Agreement; and

WHEREAS, Parent has requested that Lender agree to amend the Loan Agreement as more particularly set forth herein; and

WHEREAS, the Lender is willing to agree to certain amendments specified below, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Amendments to the Loan Agreement.  Subject to the terms and conditions of this Amendment, the Lender agrees to amend the Loan Agreement as of the Effective Date as follows:

(a)Clause (f) of the definition of “Indebtedness” is hereby deleted in its entirety and replaced with the following:

“(f)all Indebtedness of other Persons which (i) such Person has guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person other than a Permitted Lien.”

(b)The definition of “Permitted Lien” is hereby deleted in its entirety and replaced with the following:

“Permitted Liens” shall mean, with respect to any asset or property of a Person, the following: (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any Hazardous Materials Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 7.3(h) or Section 9.7 of this Agreement; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, utility company rights of way, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) Liens in favor of the Lender; (e) such Liens as have been accepted by the Lender in writing; (f) Liens permitted under the Security Documents; (g) Liens incurred in connection with good faith deposits in connection with bids, tenders, contracts or leases to which such party is a party, or making deposits to secure public or statutory obligations, all as incurred in the ordinary course of business; (h) Liens consisting of rights-of-way and licenses affecting any Co-Borrower’s real property which do not, in the aggregate, materially impair or interfere with the value of such property, Co-Borrower’s business or Co-Borrower’s use of such property; and (i) Liens granted by Parent of its Equity Interests in subsidiaries that are not Co-Borrowers.

(c)A new Section 11.7(e) is hereby added as follows:

“(e)Parent shall not permit Sponsor or any other Person to permit to exist any Lien upon the Equity Interest in Parent, or enter into any agreement that, directly or indirectly, incurs or permit to exist any Lien upon the Equity Interest in Parent.

(d)Section 11.8 (iv) is hereby deleted in its entirety and replaced with the following: “(iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (except, in the case of Parent, Equity Interests in Co-Borrowers or other subsidiaries that are developing fuel cell projects), and except that such Co-Borrowers may invest in those investments permitted under the Loan Documents,”

(e)Section 11.8(vii) is hereby deleted.

Section 2.Reservation of Rights.  The Lender reserves any and all rights which it has, or may now or in the future have, to exercise any and all powers, rights, remedies and privileges under the Loan Agreement and any other Loan Documents with no impairment or prejudice of such power, right, remedy or privilege.  No single or partial exercise of any such power, right, remedy or privilege shall preclude any other or further exercise thereof or of any other right, power, remedy or privilege, and all of such rights, powers, remedies and privileges are and shall continue to be cumulative.  No failure of the Lender to immediately exercise any such power, right, remedy or privilege shall constitute or be deemed to constitute a waiver thereof or the acquiescence by the Lender with respect to any Default or Event of Default.

Section 3.No Course of Dealing or Performance.  Each of the Parent and Riverside Co-Borrower (collectively, the “FCE Parties”) acknowledges and agrees that the execution,

delivery and performance of this Amendment by the Lender does not and shall not create (nor shall the FCE Parties rely upon the existence of or claim or assert that there exists) any obligation of the Lender to consider or agree to any other amendment of or waiver or consent with respect to the Loan Agreement or any other Loan Document, or any other instrument or agreement to which Lender is a party (collectively, an “Amendment or Consent”), and in the event that the Lender subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment nor any other conduct of the Lender related hereto, shall be of any force or effect on the Lender’s consideration or decision with respect to any such requested Amendment or Consent, and the Lender shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

Section 4.Representations and Warranties.  To induce the Lender to enter into this Amendment, each FCE Party does hereby represent and warrant that as of the Effective Date (as defined below), after giving effect to the amendments contained herein:

(a)Each representation and warranty of each FCE Party under the Loan Agreement and the other Loan Documents is true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent such representation or warranty relates to an earlier date in which case it was true and correct as of such earlier date;

(b)each FCE Party has the power and authority, and has taken all the necessary actions, to authorize the execution, delivery and performance of this Amendment;

(c)this Amendment has been duly executed and delivered by the duly authorized officers of the FCE Parties, and this Amendment, the Loan Agreement as amended hereby (the “Amended Agreement”) and the other Loan Documents, are the legal, valid and binding obligation of each FCE Party enforceable against each FCE Party party thereto in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity relating to enforceability; and

(d)the execution and delivery of this Amendment and performance of this Amendment and the Amended Agreement in accordance with their respective terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require any consent, approval, authorization, permit or license, governmental or otherwise that has not already been obtained or is not in full force and effect or violate any applicable law relating to any FCE Party; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation or formation or bylaws, operating agreement or the partnership agreement, as the case may be, of any FCE Party, or (2) any material agreements of any FCE Party or by which any of its properties may be bound; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the FCE Parties other than Permitted Liens.

Section 5.Fees and Expenses.  Parent agrees to pay all reasonable attorneys’ fees of Lender to the extent invoiced on or prior to the date hereof and related to the preparation and finalization of this Amendment, such payment to be made no later than ____days after the Effective Date.

Section 6.Loan Agreement; Other Loan Documents.  The Amended Agreement and the other Loan Documents remain in full force and effect in accordance with their respective terms and are hereby ratified and affirmed in all respects.  Except for the amendments set forth in Section 1, nothing herein shall be construed to limit, affect, modify or alter any FCE Party’s obligations under the Loan Agreement or elsewhere under the Loan Documents.  This Amendment shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interests securing the Obligations; (ii) waive or impair any rights, powers or remedies of the Lender under the Loan Agreement and the other Loan Documents; (iii) constitute an agreement by the Lender or require the Lender to extend the time for payment of any of the Obligations; or (iv) constitute a waiver of any right of the Lender to insist on strict compliance by the FCE Parties with each and every term, condition and covenant of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party in accordance therewith.

Section 7.General.   This Amendment (a) shall be deemed to be a Loan Document and (b) embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

Section 8.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

Section 9.Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart by facsimile shall be equally effective as delivery of a manually executed counterpart to this Amendment.

Section 10.GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FUELCELL ENERGY FINANCE, LLC

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Senior Vice President and CFO of FuelCell Energy, its member

RIVERSIDE FUELCELL, LLC

By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Senior Vice President and CFO of FuelCell Energy, its member

NRG ENERGY, INC.

By:	/s/ Christopher S. Sotos
	Name:	Christopher S. Sotos
	Title:	Senior Vice President